UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  October 18, 2006
RADYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3138 E. Elwood Street, Phoenix AZ		85034

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code            602-437-9620

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-3.1
EX-10.1
EX-10.2

Item 1.01 Entry Into a Material Definitive Agreement.
Indemnification Agreements
On October 18, 2006, the Board of Directors (“Board”) of Radyne Corporation (the “Company”) adopted a form of indemnification agreement, in the form attached hereto as Exhibit 10.1, for its directors and executive officers or other employees of the Company that the Board may designate from time to time. In addition, the Board authorized the Company to enter into separate indemnification agreements with each director and the Chief Financial Officer.
The form of indemnification agreement is designed to provide members of the Board and selected executive officers or other employees the maximum protection available under applicable law in connection with their services to the Company.
In general, the indemnification agreements provide that, subject to the procedures set forth in the indemnification agreement: (i) the Company will indemnify the indemnitee in the event the indemnitee is, or is threatened to be made, a party to or a participant in a proceeding by reason of the indemnitee being or formerly being a director or officer of the Company or serving at the request of the Company as a director or officer (or in other similar capacities) of another entity or enterprise; (ii) if requested by the indemnitee, and subject to certain exceptions, the Company will advance the expenses of defending claims to the indemnitee; (iii) the rights of the indemnitee under the indemnification agreement are in addition to any other rights the indemnitee may have under the Company’s charter or bylaws or Delaware law or otherwise; (iv) subject to certain limitations, the Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance which would indemnify indemnitee or advance expenses to indemnitee whether or not such indemnity or advancement of expenses is of the type provided by the indemnification agreement; and (v) in the event of a “potential change of control,” if requested by the indemnitee, the Company must establish a trust fund to secure potential indemnification obligations of the Company to such indemnitee, unless the Company maintains directors’ and officers’ liability insurance with coverage levels at least as favorable to indemnitee as the coverage levels provided by the Company’s existing insurance policies at the time the indemnification agreement is entered into.
The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment No. 1 to the Change in Control Agreement with Malcolm C. Persen
On May 5, 2006, the Company and Malcom C. Persen (“Mr. Persen”), the Company’s Chief Financial Officer, Vice President of Finance, and Secretary, entered into an amendment to Mr. Persen’s Change in Control Agreement dated May 13, 2004 (the “Amendment”). The Amendment was ratified by the Board on October 20, 2006. The Amendment provides that if Mr. Persen is terminated without Cause (as defined in the Amendment) or if he resigns for Good Reason (as defined in the Amendment) within twenty-four (24) months following a Change in Control (as defined in the Amendment), Mr. Persen will be paid a lump sum equal to two times his current base salary.
The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws.
On October 18, 2006, the Board approved an amendment and restatement of the Company’s existing Bylaws (the “Amended Bylaws”). The Amended and Restated Bylaws were effective as of October 18, 2006.
The Amended Bylaws include certain changes to the existing advance notice bylaws and other provisions that, among other things: (i) provide that the only business that may be conducted at a special meeting is business provided for in the Company’s notice of special meeting; (ii) require that, before taking action by written consent, stockholders must provide notice to the board requesting the establishment of a record date for the taking of such action; (iii) provide in the advance notice bylaws that, for stockholder notice of nominations or other proposals to be timely, such notice must be received within a specified “window period” not earlier than 120 days and not later than 90 days prior to the anniversary of the last annual meeting; (iv) add a requirement that a stockholder must actually appear in person at a meeting in order to bring business before the meeting, (v) provide that the Board has the exclusive authority to determine the size of the Board and to fill vacancies; and (iv) provide that the affirmative vote of at least two-thirds of the stockholders entitled to vote is required to amend or repeal the Amended Bylaws.
The description of the changes and the new provisions of the Amended and Restated Bylaws contained in this report has been simplified in some regards and is qualified in its entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on July 13, 2000, as Exhibit 3.2 to the Company’s Form 8-A12G and incorporated herein by reference, and the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Radyne Corporation
10.1	Form of Indemnification Agreement
10.2.	Amendment to the Change in Control Agreement by and between Radyne Corporation and Malcolm C. Persen, May 5, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radyne Corporation

October 24, 2006	By:	/s/ Malcolm C. Persen

		Name:	Malcolm C. Persen
		Title:	Chief Financial Officer, Vice President of Finance, and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Radyne Corporation

10.1	Form of Indemnification Agreement

10.2	Amendment to the Change in Control Agreement by and between Radyne Corporation and Malcolm C. Persen, effective May 5, 2006